   As filed with the Securities and Exchange Commission on November 12, 2003

                                                   Registration No. 333-_______

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              THE HOME DEPOT, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            95-3261426
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                           identification number)

                           2455 PACES FERRY ROAD N.W.
                          ATLANTA, GEORGIA 30339-4024
                    (Address of Principal Executive Offices)

                                 (770) 433-8211
              (Registrant's telephone number, including area code)

                   THE HOME DEPOT, INC. RESTATED AND AMENDED
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               FRANK L. FERNANDEZ
            EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              THE HOME DEPOT, INC.
                           2455 PACES FERRY ROAD N.W.
                          ATLANTA, GEORGIA 30339-4024

                                 (770) 433-8211
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                With a copy to:

                                LAURA LYNN SMITH
                              THE HOME DEPOT, INC.
                           2455 PACES FERRY ROAD N.W.
                          ATLANTA, GEORGIA 30339-4024
                                 (770) 433-8211

                        CALCULATION OF REGISTRATION FEE

                                                                      Proposed         Proposed
                                                                      Maximum          Maximum
                                    Title of           Amount         Offering        Aggregate        Amount of
                                Securities to be        to be          Price           Offering       Registration
        Name of Plan               Registered        Registered     Per Share(1)       Price(1)          Fee(1)
------------------------       -----------------     ------------- -------------     ------------     ------------
    The Home Depot, Inc.          Common Stock,      15,000,000        $36.85        $552,750,000      $44,717.48
    Restated and Amended         $0.05 par value       Shares
  Employee Stock Purchase           per share
     Plan (the "ESPP")

(1) In accordance with Rule 457(h) and Rule 457(c) the aggregate offering price and the amount of the registration fee are computed on the basis of $36.85, the average of the high and low prices reported in the New York Stock Exchange on November 11, 2003. Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  This Registration Statement is filed pursuant to General Instruction E to Form S-8 by The Home Depot, Inc., a Delaware corporation (the "Registrant"), to register 15,000,000 shares of common stock, par value $0.05 per share (the "Common Stock"), which shares are in addition to those previously registered on Registration Statements on Form S-8 (File Nos. 333-16695 and 333-56724) filed with the Securities and Exchange Commission (the "Commission") on November 25, 1996 and March 8, 2001, respectively, for issuance pursuant to The Home Depot, Inc. Restated and Amended Employee Stock Purchase Plan (the "ESPP"). The Registrant incorporates herein by this reference the contents of such previously filed Registration Statements.

                  In accordance with the Note to Part I of Form S-8, the information specified by Part I has been omitted from this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  Incorporation of Documents by Reference.

                  The Registrant hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  (1) The Registrant's Annual Report on Form 10-K for the year ended February 2, 2003, as filed with the Commission pursuant to Section 13 of the Exchange Act;

                  (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended May 4, 2003 and August 3, 2003, as filed with the Commission pursuant to Section 13 of the Exchange Act; and

                  (3) The section entitled "Description of Common Stock" in Registrant's Report on Form 8-A, filed with the Commission pursuant to the Exchange Act.

         ITEM 4.  Description of Securities

                  Not applicable.

         ITEM 5.  Interests of Named Experts and Counsel

                  The legality of the Common Stock covered hereby has been passed upon for The Home Depot, Inc. by Laura Lynn Smith, Director-Legal. Ms. Smith does not own any shares of Common Stock, but is eligible to participate in the ESPP.

         ITEM 6.  Indemnification of Directors and Officers

                  Article NINTH of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware Law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  Section 145 of the General Corporation Law of the State of Delaware sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

                  Article V of the Registrant's By-Laws, as amended and restated effective May 29, 2003, provides that the Registrant shall indemnify and hold harmless to the fullest extent permitted by Delaware law, each former, present or future director, officer, employee or agent of the Registrant, and each person who may serve at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys' fees) reasonably incurred by such person. The Registrant shall pay the expenses (including attorneys' fees) incurred by an officer or director of the Registrant in defending any proceeding in advance of its final disposition, upon receipt of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified. The Registrant may advance payment of expenses incurred by former directors and officers or other employees and agents of the Registrant on such terms and conditions, as the Registrant deems appropriate.

                  In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

         ITEM 8.  Exhibits.

                  The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

         ITEM 9.  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this Registration
Statement:

                                    (i)      To include any prospectus required
by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                                    (ii)     To reflect in the prospectus any
facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                                    (iii)    To include any material
information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2)      That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                           (3)      To remove from registration by means of a
post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on the 11th day of November, 2003.

                                 THE HOME DEPOT, INC

                                 By:




                                 /s/ Robert L. Nardelli
                                 -----------------------------------------------
                                 Robert L. Nardelli
                                 Chairman, President and Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Robert L. Nardelli and Frank L. Fernandez as his or her true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                               Date
---------                                   -----                                               ----




/s/ Robert L. Nardelli                      Chairman, President and                             November 11, 2003
------------------------------------        Chief Executive Officer
Robert L. Nardelli                          (Principal Executive Officer)



/s/ Carol B. Tome                           Executive Vice President and Chief                  November 12, 2003
------------------------------------        Financial Officer (Principal Financial Officer
Carol B. Tome                               and Principal Accounting Officer)




                                            Director
------------------------------------                                                            ------------------
Gregory D. Brenneman



/s/ Richard H. Brown                        Director                                            November 11, 2003
------------------------------------
Richard H. Brown





                                            Director
------------------------------------                                                            ------------------
John L. Clendenin




/s/ Berry R. Cox                            Director                                            November 10, 2003
------------------------------------
Berry R. Cox




/s/ William S. Davila                       Director                                            November 10, 2003
------------------------------------
William S. Davila




/s/ Claudio X. Gonzalez                     Director                                            November 10, 2003
------------------- ----------------
Claudio X. Gonzalez




/s/ Richard A. Grasso                       Director                                            November 10, 2003
------------------------------------
Richard A. Grasso




/s/ Milledge A. Hart, III                   Director                                            November 11, 2003
------------------------------------
Milledge A. Hart, III




/s/ Bonnie G. Hill                          Director                                            November 11, 2003
------------------------------------
Bonnie G. Hill




                                            Director
------------------------------------                                                            -----------------
Kenneth G. Langone




                                            Director
------------------------------------                                                            -----------------
Roger S. Penske

                                 EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

5 Opinion of Laura Lynn Smith, Esq. as to the legality of the securities being registered.

10.1           The Home Depot, Inc. Restated and Amended Employee Stock Purchase
               Plan.(1)

23.1           Consent of KPMG LLP.

23.2           Consent of Laura Lynn Smith, Esq. (included in Exhibit 5).

24             Powers of Attorney (included on Signature Page).

---------------

(1) Incorporated by reference to Exhibit 10.5 to the Registrant's Form 10-K for the fiscal year ended January 28, 2001.